Exhibit 99.1

LEASING FUND

TWELVE, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2010

Letter from the CEOs                                                                                                                                               As of January 7, 2011

Dear investor in ICON Leasing Fund Twelve, LLC:

We write to briefly summarize our activity for the third quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of September 30, 2010, Fund Twelve was in its operating period.  As of September 30th, Fund Twelve was fully invested, having invested $320,938,099 of equity in $650,289,2831 worth of business-essential equipment and corporate infrastructure.  We invested $27,389,072 in total equity in the third quarter of 20102.  Further, our distribution coverage ratio3 for the nine months ended September 30th was approximately 198.9%.  As of September 30th, Fund Twelve held $17,400,192 of capital available from its investments for future reinvestment and maintained a leverage ratio of .94:14.  Fund Twelve collected 96.5%5 of all scheduled rent and loan receivables due for the third quarter of 2010, with the uncollected receivables primarily relating to the auto parts manufacturing equipment on lease to Sealynx Automotive Transieres (“Sealynx”).  You can read about Sealynx in further detail in the portfolio overview section that follows this letter.

During the third quarter of 2010, we actively invested our capital in financings secured by business-essential equipment and corporate infrastructure.  Fund Twelve made a secured term loan to EMS Enterprise Holdings, LLC (“EMS”) and its affiliates that is secured by EMS’s metal cladding operation.  We also purchased information technology equipment and leased it to Broadview Networks Holdings, Inc. and its affiliate.  Fund Twelve made a secured term loan to affiliates of Palmali Holding Company Limited that is secured by two Aframax tanker vessels, the Shah Deniz and the Absheron.  During the third quarter, we also financed the upgrade of the accommodation and work barge, the Leighton Mynx, by installing a Matowac crawler crane on the barge.  Finally, we made a secured term loan to Northern Crane Services Inc. that is secured by lifting and transportation equipment.

We believe our portfolio is performing well and that there will continue to be many opportunities to deploy equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
2	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
3	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
4	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
5
Collections as of November 12, 2010.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail in the portfolio overview section that follows this letter.

ICON Leasing Fund Twelve, LLC

Third Quarter 2010 Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2010.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.

Our operating period commenced on May 1, 2009, during which time we will continue to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

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On September 30, 2010, we, along with ICON Leasing Fund Eleven, LLC (“Fund Eleven”), an entity managed by our Manager, formed ICON MW, LLC (“ICON MW”), with ownership interests of 93.67% and 6.33%, respectively, to, among other reasons, manage the remaining investments with subsidiaries of MW Universal, Inc.  Simultaneously with the formation of ICON MW, we assigned to ICON MW our investments with MW Crow, Inc. (“Crow”) and LC Manufacturing, LLC (“LC Manufacturing”) and Fund Eleven assigned to ICON MW its investments with AMI Manchester, LLC, Gallant Steel, Inc. (collectively, “AMI”), MW General, Inc. (“General”), and MW Scott, Inc. (“Scott”).

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On November 1, 2010, Appleton Papers Inc. satisfied in full its remaining obligations under the loan agreement with our wholly-owned subsidiary, ICON Appleton, LLC (“ICON Appleton”), by prepaying the aggregate outstanding principal and interest in the amount of approximately $17,730,000.  In connection with the prepayment, ICON Appleton collected a prepayment fee in the amount of $1,210,000.  We received a gross cash-on-cash return of approximately 128% in proceeds related to this investment.

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On December 23, 2010, we, through our wholly-owned subsidiary, ICON Broadview, LLC (“ICON Broadview”), purchased information technology equipment for approximately $1,860,000 and simultaneously leased the equipment to Broadview Networks Holdings, Inc. and Broadview Networks Inc. (collectively, “Broadview”) for a period of thirty-six months, commencing on January 1, 2011.  Broadview paid interim rent in the aggregate amount of approximately $17,300 for the period from December 23, 2010 through December 31, 2010.

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On December 23, 2010, ICON Northern Leasing, LLC (“ICON Northern Leasing”), a joint venture owned 52.75% by us, 35% by Fund Eleven, and 12.25% by ICON Income Fund Ten, LLC, an entity managed by our Manager (“Fund Ten”), restructured the Notes (as defined below) owned by it by extending each Note’s term and increasing each Note’s interest rate 1.50%.  Interest on the Notes now accrues at rates ranging from 9.47% to 9.895% per year and the Notes are scheduled to mature at various dates between December 15, 2011 and February 15, 2013.

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On December 23, 2010, we, through our wholly-owned subsidiary, ICON Northern Leasing II, LLC (“ICON Northern Leasing II”), restructured the payment obligations under its loan with Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”), affiliates of Northern Leasing Systems, Inc., and extended the term of the loan through November 15, 2013.  In connection with the amendment, ICON Northern Leasing II received an amendment fee in the amount of $12,500.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of September 30, 2010, our portfolio consisted primarily of the following investments.

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We, through our wholly-owned subsidiary, ICON Global Crossing IV, LLC (“ICON GC IV”), own telecommunications equipment that is subject to various leases with Global Crossing Telecommunications, Inc. (“Global Crossing”).  We paid purchase prices in the amounts of approximately $21,294,000, $5,939,000, and $3,859,000 for the equipment and their respective leases are set to expire on November 30, 2011, March 31, 2011, and March 31, 2012.  ICON GC IV borrowed approximately $12,449,000 from CapitalSource Bank (“CapitalSource”).  In connection with the loan, CapitalSource received a security interest in ICON GC IV’s leases with Global Crossing.  The loan is payable monthly in arrears through March 1, 2012.  Interest is computed at a rate of 9% per year throughout the term of the loan.

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We, through our wholly-owned subsidiary, ICON Palmali 12, LLC (“ICON Palmali 12”), and ICON Palmali 14, LLC (“ICON Palmali 14”), a wholly-owned subsidiary of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., an entity managed by our Manager (“Fund Fourteen”), participated in a $96,000,000 loan facility by making second priority secured term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) for the purchase of two Aframax tanker vessels, the Shah Deniz and the Absheron (each, a “Palmali Vessel,” and collectively, the “Palmali Vessels”).  ICON Palmali 12 and ICON Palmali 14 made loans in the aggregate amounts of $9,600,000 and $14,400,000, respectively, to Ocean Navigation.  Interest on the loans accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of six years from the delivery date of each Palmali Vessel.  Ocean Navigation has the option to prepay the loans in whole or in part following the third anniversary of the date of the first advance for each Palmali Vessel.  The loans are secured by, among other things, second priority security interests in (i) the Palmali Vessels, (ii) the earnings from the Palmali Vessels and (iii) the equity interests of Ocean Navigation.  In addition, ICON Palmali 12 and ICON Palmali 14 will receive additional security for the loans with a fair market value of not less than $10,000,000 by June 30, 2011.  All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited, and Ocean Holding Company Limited.

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We, through our wholly-owned subsidiary, ICON Ionian, LLC (“ICON Ionian”), purchased a product tanker vessel, the Ocean Princess, from Lily Shipping Ltd. (“Lily Shipping”), a wholly-owned subsidiary of the Ionian Group (“Ionian”), for the purchase price of $10,750,000.  Simultaneously with the purchase, the Ocean Princess was bareboat chartered back to Lily Shipping for sixty months.  The purchase price consisted of (i) a non-recourse loan in the amount of $5,500,000, (ii) $950,000 in cash and (iii) a subordinated, interest-free $4,300,000 payable to Lily Shipping, which is due upon the sale of the Ocean Princess in accordance with the terms of the bareboat charter.  If an event of default occurs, ICON Ionian’s obligation to repay the payable is terminated.  The obligations of Lily Shipping are guaranteed by Delta Petroleum Ltd., a wholly-owned subsidiary of Ionian.

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We, through ICON Broadview, own information technology equipment that is subject to lease with Broadview.  We paid purchase prices in the amounts of approximately $602,000 and $613,000 for the equipment and their respective leases are set to expire on July 31, 2014 and August 31, 2014.  Together with the investment described in the recent transactions section above, ICON Broadview expects to enter into an additional schedule with Broadview for information technology equipment that will bring the total financing to $5,000,000.

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We, through ICON Quattro, LLC (“ICON Quattro”), a joint venture owned 49.127% by us, 40.195% by Fund Fourteen, and 10.678% by an unaffiliated third party, participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”), in the amount of £5,800,000.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks, forklifts and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  In addition, ICON Quattro received a key man insurance policy insuring the life of the majority shareholder of Quattro Plant in the amount of £5,500,000.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited.  Interest on the secured term loan accrues at a rate of 20% per year and the loan will be amortized to a balloon payment of 15% at the end of the term.  The loan is payable monthly in arrears for a period of thirty-three months, which began on January 1, 2010.  Quattro Plant has the option to prepay the entire outstanding amount of the loan beginning January 1, 2012 in consideration for a fee of 5% of the amount being prepaid.  On September 20, 2010, ICON Quattro was notified that Quattro Plant Limited (“Quattro Plant”) was in default under its senior loan agreement with KBC Bank N.V. (“KBC”).  As a result of the default, Quattro Plant’s principal payment obligations to ICON Quattro were suspended.  During the suspension period, ICON Quattro received interest only payments from Quattro Plant. Subsequent to September 30, 2010, Quattro Plant cured the default under its senior loan agreement and was permitted to begin payments of principal to ICON Quattro beginning November 1, 2010.

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We, through our wholly-owned subsidiary, ICON Faulkner, LLC (“ICON Faulkner”), entered into a Memorandum of Agreement (the “Faulkner MOA”) to purchase the pipelay barge, the Leighton Faulkner, from Leighton Contractors (Asia) Limited (“Leighton Contractors”) for $20,000,000.  Simultaneously with the execution of the Faulkner MOA, ICON Faulkner entered into a bareboat charter with Leighton Contractors for a period of ninety-six months commencing on January 5, 2010.  The purchase price for the Leighton Faulkner consisted of $1,000,000 in cash and $19,000,000 in a non-recourse loan, which included $12,000,000 of senior debt pursuant to a senior facility agreement with Standard Chartered Bank, Singapore Branch (“SCB”) and $7,000,000 of subordinated seller’s credit.  The loan has a term of five years, with an option to extend for another three years. The interest rate has been fixed pursuant to a swap agreement.  All of Leighton Contractors’ obligations are guaranteed by its ultimate parent company, Leighton Holdings Limited (“Leighton Holdings”), a publicly traded company on the Australian Stock Exchange.

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We, through ICON Atlas, LLC (“ICON Atlas”), a joint venture owned 49.54% by us, 40.53% by Fund Fourteen, and 9.93% by an unaffiliated third party, purchased four Ariel natural gas driven gas compressors and four Ariel electric driven gas compressors from AG Equipment Co. for the aggregate purchase price of approximately $11,298,000.  Simultaneously with the purchases, ICON Atlas entered into a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

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We own a saturation diving system that we acquired from Swiber Engineering Ltd. (“Swiber”) through our wholly-owned subsidiary, ICON Diving Marshall Islands, LLC, for $10,000,000, comprised of $8,000,000 in cash and a $2,000,000 subordinated seller’s credit.  Simultaneously with the purchase, we entered into a lease with our wholly-owned subsidiary, ICON Diving Netherlands B.V. (“ICON Diving”).  ICON Diving then entered into a sixty month lease with Swiber Offshore Construction Pte. Ltd. (“Swiber Construction”) that is scheduled to expire on June 30, 2014.  All of the obligations of Swiber Construction are guaranteed by its parent company, Swiber Holdings Limited (“Swiber Holdings”).

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A 300-man accommodation and work barge, the Swiber Victorious (the “Barge”), equipped with a 300-ton pedestal mounted offshore crane that is subject to a ninety-six month bareboat charter with Swiber Offshore Marine Pte. Ltd. (“Swiber Marine”).  The Barge was purchased by Victorious, LLC (“Victorious”), a Marshall Islands limited liability company that is controlled by us through our wholly-owned subsidiary, ICON Victorious, LLC (“ICON Victorious”), from Swiber for $42,500,000.  The purchase price was comprised of (i) a $19,125,000 equity investment from ICON Victorious, (ii) an $18,375,000 contribution-in-kind by Swiber, and (iii) a subordinated, non-recourse and unsecured $5,000,000 payable.  The payable bears interest at 3.5% per year, accrues interest quarterly, and is only required to be repaid after we achieve our minimum targeted return.  At the end of the charter, Swiber Marine has the option to purchase the Barge for $21,000,000 plus 50% of the difference between the then fair market value less $21,000,000. ICON Victorious is the sole manager of Victorious and holds a senior, controlling equity interest and all management rights with respect to Victorious.  Swiber holds a subordinate, non-controlling equity interest in Victorious and the obligations of the various Swiber entities that are parties to the transaction are guaranteed by Swiber Holdings.  In addition, Victorious granted a first priority mortgage in the Barge as security for Swiber Construction’s obligations under its lease with ICON Diving.  The obligations of Swiber Construction, Swiber, and Swiber Holdings are subordinate only to ICON Victorious’ rights in the Barge.

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ICON ION, LLC (“ICON ION”), a joint venture owned 52.087% by us, 42.616% by Fund Fourteen and 5.297% by an unaffiliated third party, made secured term loans to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”) in the aggregate amount of $20,000,000. The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers, and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans are payable monthly for a period of sixty months, beginning on August 1, 2009.

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We own two Aframax product tankers which we acquired from Aframax Tanker I AS through our wholly-owned subsidiary, ICON Eagle Holdings, LLC (“ICON Eagle Holdings”).  ICON Eagle Auriga Pte. Ltd., a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Auriga (the “Eagle Auriga”) for $42,000,000, comprised of $14,000,000 in cash and $28,000,000 in a non-recourse loan.  ICON Eagle Centaurus Pte. Ltd., also a wholly-owned subsidiary of ICON Eagle Holdings, purchased the M/V Eagle Centaurus (the “Eagle Centaurus”) for $40,500,000, comprised of $13,500,000 in cash and $27,000,000 in a non-recourse loan. The Eagle Auriga and the Eagle Centaurus are subject to eighty-four month bareboat charters with AET, Inc. Limited (“AET”) that expire on November 14, 2013 and November 13, 2013, respectively.

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A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Carina Holdings, LLC, a joint venture owned 64.30% by us and 35.70% by Fund Ten.  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

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A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Corona Holdings, LLC, a joint venture owned 64.30% by us and 35.70% by Fund Ten.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

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We, along with Fund Fourteen, made a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”) in the aggregate amount of $8,000,000.  The Fund and Fund Fourteen contributed $3,200,000 and $4,800,000, respectively, to make the loan.  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets (excluding accounts receivable and inventory) including, but not limited to, all equipment used in EMS’s metal cladding operation consisting of furnaces, rolling mills, winders, slitters and production lines, as well as all contract rights, patents and licenses, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  Interest on the loan accrues at a rate of 13% per year and is payable monthly in arrears for a period of forty-eight months.  EMS will make interest only payments for the first six months, followed by forty-two monthly payments of principal and interest.  EMS has the option to prepay the loan in full at any time after thirty-six months in consideration for a fee of 3% of the outstanding principal amount.  Throughout the term of the loan, the Fund and Fund Fourteen will collect an annual collateral monitoring fee in the aggregate amount of $80,000 on the anniversary of the loan.  In the event that EMS prepays the loan, the annual collateral monitoring fees will be due upon prepayment by EMS.

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ICON Pliant, LLC (“ICON Pliant”) acquired from Pliant Corporation (“Pliant”) and simultaneously leased back equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and Fund Eleven have ownership interests of 45% and 55% in ICON Pliant, respectively.  The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to restructure its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  On September 22, 2009, Pliant assumed its lease with ICON Pliant in full as part of its financial restructuring and on December 3, 2009, Pliant emerged from bankruptcy.  As of September 30, 2010, Pliant has made all of its lease payments.

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ICON Northern Leasing purchased four promissory notes (the “Notes”) at a significant discount and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006.  The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines.  Our share of the purchase price was approximately $16,655,000.  As set forth in the recent transactions section, the Notes were restructured on December 23, 2010.

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ICON Northern Leasing II made a senior secured loan in the amount of approximately $7,870,000 to NCA XV and NCA XIV, pursuant to a Master Loan and Security Agreement, dated March 31, 2009. The loan accrues interest at a rate of 18% per year and is secured by a first priority security interest in an underlying pool of leases for credit card machines of NCA XV, a second priority security interest in an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing) and a limited guaranty from Northern Leasing Systems, Inc. of up to 10% of the loan amount.  As set forth in the recent transactions section, the loan was restructured on December 23, 2010.

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Our wholly-owned entities, ICON Mynx Pte. Ltd. (“ICON Mynx”), ICON Stealth Pte. Ltd. (“ICON Stealth”), and ICON Eclipse Pte. Ltd., purchased an accommodation and work barge, the Leighton Mynx, and the pipelay barges, the Leighton Stealth and the Leighton Eclipse, from Leighton Offshore Pte. Ltd. (“Leighton”) (previously known as Leighton Contractors (Singapore) Pte. Ltd.) for the aggregate amount of $133,000,000.  Each of ICON Mynx, ICON Stealth, and ICON Eclipse entered into a bareboat charter to charter its respective vessel to Leighton for a period of ninety-six months.  The Leighton Mynx was purchased for $10,000,000, consisting of $450,000 in cash and $9,550,000 in a non-recourse loan, which included $6,000,000 of senior debt pursuant to an amended senior facility agreement (the “Amended Facility Agreement”) with SCB and $3,550,000 of subordinated seller’s credit. The Leighton Stealth was purchased for $48,000,000, consisting of $2,250,000 in cash and $45,750,000 in a non-recourse loan, which included $28,800,000 of senior debt pursuant to the Amended Facility Agreement and $16,950,000 of subordinated seller’s credit.  The Leighton Eclipse was purchased for $75,000,000, consisting of $3,500,000 in cash and $71,500,000 in a non-recourse loan, which included $45,000,000 of senior debt pursuant to the Amended Facility Agreement and $26,500,000 of subordinated seller’s credit.  The Amended Facility Agreement will be repaid in quarterly installments beginning on March 31, 2011 and interest will be fixed pursuant to a swap agreement with SCB.  ICON Mynx upgraded the Leighton Mynx by installing a helicopter deck, crane, and accommodation unit for $20,000,000.  The upgrades were financed with $2,000,000 in cash and $18,000,000 in a non-recourse loan, which includes $4,000,000 of subordinated contractor’s credit and $14,000,000 of senior debt pursuant to the Amended Facility Agreement.  ICON Mynx further upgraded the Leighton Mynx by installing a Matowac crawler crane for $3,500,000.  The upgrade was financed with $1,050,000 in cash and $2,450,000 in a non-recourse loan pursuant to the Amended Facility Agreement.  In consideration for financing the upgrades, ICON Mynx and Leighton agreed to amend the bareboat charter for the Leighton Mynx to, among other things, increase the amount of monthly charter hire payable by Leighton and increase the value of the purchase option price at the expiry of the bareboat charter.  All of Leighton’s obligations are guaranteed by Leighton Holdings.

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A Bucyrus Erie model 1570 Dragline (the “Dragline”) subject to a sixty month lease with Magnum Coal Company and its subsidiaries that commenced on June 1, 2008.  We, through our wholly-owned subsidiary, ICON Magnum, LLC, acquired title to the Dragline for a purchase price of approximately $12,461,000.

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Mining equipment consisting of three 100-ton haul trucks and one 14-cubic yard wheel loader that was purchased through our wholly-owned subsidiary, ICON Murray, LLC, for approximately $3,348,000.  The equipment is subject to a lease with American Energy Corporation (“American Energy”) and Ohio American Energy, Incorporated that is set to expire on March 31, 2011.  We also own pan line and hauling equipment used in underground long wall mining that was purchased through our wholly-owned subsidiary, ICON Murray II, LLC, for approximately $3,196,000.  That equipment is subject to a lease with American Energy and The Ohio Valley Coal Company that is set to expire on December 31, 2011.  The obligations under the leases are guaranteed by Murray Energy Corporation.  On September 10, 2010, American Energy notified our Manager of its intention to purchase the mining equipment on lease from ICON Murray. Our Manager is currently negotiating a purchase price for the equipment with American Energy.

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Fourteen 2009 MCI D4505 passenger buses (the “Buses”) that were purchased through our wholly-owned subsidiary, ICON Coach, LLC (“ICON Coach”), for approximately $5,314,000 from CUSA PRTS, LLC (“CUSA”), an affiliate of Coach America Holdings, Inc. (“Coach”).  The equipment is subject to a lease with CUSA that is set to expire on March 31, 2014 and the obligations of CUSA are guaranteed by Coach.  On December 11, 2009, ICON Coach borrowed approximately $3,207,000 from Wells Fargo Equipment Finance, Inc. (“Wells Fargo”) pursuant to a non-recourse loan agreement.  The loan is secured by, among other things, a first priority security interest in the Buses owned by ICON Coach.  The loan is payable monthly for a period of thirty-eight months, beginning on January 1, 2010.  Interest is computed at a rate of 7.5% per year throughout the term of the loan.

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As discussed above, we, through ICON MW, own machining and metal working equipment subject to lease with LC Manufacturing, Crow, Scott, AMI, and General.  We originally acquired the equipment leased to LC Manufacturing and Crow for a purchase price of $18,990,000 and it is subject to sixty month leases that commenced on January 1, 2008.

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ICON EAR, LLC (“ICON EAR”), a joint venture owned 55% by us and 45% by Fund Eleven, acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,814,000 for our interest in the equipment. ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of approximately $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  EAR’s obligations under the lease are secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  The leases commenced on July 1, 2008 and continue for a period of sixty months.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including ICON EAR.  On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, ICON EAR sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, ICON EAR received a judgment in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  ICON EAR had the New York State Supreme Court judgments recognized in Illinois, where the principals live, and are attempting to collect on such judgments.  At this time, it is not possible to determine the ability of ICON EAR to collect the amounts due under their respective leases from EAR’s principals.

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We, along with Fund Fourteen, participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. (“Northern Crane”) in the aggregate amount of $15,000,000.  The Fund and Fund Fourteen contributed $9,750,000 and $5,250,000, respectively, to make the loan.  The loan is secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries, consisting of (i) lifting and transportation equipment such as all-terrain, crawler, rough terrain, carry deck/hydraulic, and boom truck cranes, heavy haul tractors, and multi-axle platform trailers, (ii) accounts receivable, (iii) any other existing or future assets owned by Northern Crane and its subsidiaries, and (iv) a pledge of the equity of Northern Crane and its subsidiaries.  Interest on the loan accrues at a rate of 15.75% per year and is payable quarterly in arrears for a period of fifty-four months beginning on October 1, 2010.  With the final payment, the Fund and Fund Fourteen will receive a one time balloon payment in the aggregate amount of 32.50% of the outstanding loan amount.  Northern Crane has the option to prepay the loan (in whole or at least $5,000,000) between months nineteen and thirty-six in consideration for a fee of 3% of the outstanding principal amount.  There is no fee if the loan is prepaid between months thirty-seven and fifty-four.  All of Northern Crane’s and its subsidiaries’ obligations under the loan are guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.

•
A 51% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker – the M/T Mayon Spirit (the “Mayon Spirit”).  We acquired our interest in the vessel through a joint venture with Fund Ten.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000.  Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a term of forty-eight months, which is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $8,472,000 in cash.

•
Auto parts manufacturing equipment purchased from Sealynx Automotive Transieres SAS (“Sealynx”) that was simultaneously leased back to Sealynx.  We paid approximately $11,626,000 for the equipment.  The lease commenced on March 3, 2008 and is for a period of sixty months.  The equipment consists of all of Sealynx’s machinery in its operating facility, including its mixing, extrusion and pressing machinery.  As additional security, we received a first lien on Sealynx’s real property located in Transieres, France.  Subsequently, due to the global downturn in the automotive industry, Sealynx requested a restructuring of its lease payments and on January 4, 2010, we restructured the payment obligations of Sealynx under the lease to provide them with cash flow flexibility while at the same time attempting to preserve our projected economic return on this investment.  As additional security for restructuring the payment obligations, we received an additional mortgage over certain real property owned by Sealynx located in Charleval, France.  On July 5, 2010, Sealynx filed for a conciliation procedure with the Commercial Court of Nanterre requesting it to repay, over a two year period, approximately $1,900,000 of rental payments that became due on July 1, 2010.  The Commercial Court of Nanterre has not yet ruled on Sealynx’s request.

•
Two handy-size vessels that hold 1,500 TEU (twenty-foot equivalent unit) containers (each a “Vroon Vessel” and, collectively, referred to as the “Vroon Vessels”) from the Vroon Group B.V. (“Vroon”), through our wholly-owned subsidiaries, ICON Arabian Express, LLC and ICON Aegean Express, LLC.  We acquired the Vroon Vessels by making a cash payment of approximately $6,150,000 per Vroon Vessel and a non-recourse loan in the amount of approximately $19,350,000 per Vroon Vessel.  The total aggregate purchase price of the Vroon Vessels was $51,000,000.  We have seventy-two month bareboat charters for the Vroon Vessels with subsidiaries of Vroon that commenced on April 24, 2008.  All obligations of the charterer under each respective bareboat charter are guaranteed by Vroon.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, Fund Ten, Fund Eleven and Fund Fourteen (collectively, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at September 30, 2010 was 4.0%.  None of the ICON Borrowers had any loans outstanding under the Facility at September 30, 2010.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we paid certain fees and reimbursements to those parties.  Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001, and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments. The purchase price includes the cash paid, indebtedness incurred, assumed, or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $84,976 and $254,928 for the three and nine months ended September 30, 2010, respectively.  Additionally, our Manager’s interest in our net income for the three and nine months ended September 30, 2010 was $33,687 and $130,865, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2010	2009	2010	2009
ICON Capital Corp.	Manager	Organizational and
		offering expense allowance (1)	$-	$-	$-	$372,809
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	-	-	-	1,441,563
ICON Capital Corp.	Manager	Acquisition fees (2)	1,111,000	(8,881)	3,249,400	7,219,368
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (3)	659,167	831,947	2,574,101	2,791,970
ICON Capital Corp.	Manager	Management fees (3)	1,074,426	898,974	3,239,542	2,365,826
			$2,844,593	$1,722,040	$9,063,043	$14,191,536

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(3) Amount charged directly to operations.

At September 30, 2010, we had a net receivable of $32,000 due from our Manager and its affiliates, which consisted of, among other things, administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	September 30,
	2010	December 31,
	(unaudited)	2009
Current assets:
Cash and cash equivalents	$19,138,627	$27,075,059
Current portion of net investment in finance leases	20,932,795	17,565,862
Current portion of notes receivable	26,214,259	22,786,334
Other current assets	3,299,860	1,740,046
Assets held for sale, net	6,862,554	8,982,354

Total current assets	76,448,095	78,149,655

Non-current assets:
Net investment in finance leases, less current portion	133,905,499	139,014,358
Leased equipment at cost (less accumulated depreciation of
$68,122,767 and $43,506,562, respectively)	343,402,342	335,480,153
Notes receivable, less current portion	56,601,978	51,122,271
Investment in joint venture	4,017,861	4,609,644
Due from Manager and affiliates	441,235	-
Other non-current assets, net	13,691,128	12,602,305

Total non-current assets	552,060,043	542,828,731

Total Assets	$628,508,138	$620,978,386

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$61,051,035	$43,305,938
Derivative instruments	9,823,914	4,779,552
Deferred revenue	7,487,221	6,576,971
Due to Manager and affiliates	409,168	482,301
Accrued expenses and other current liabilities	4,415,870	3,154,453

Total current liabilities	83,187,208	58,299,215

Non-current liabilities:
Non-recourse long-term debt, less current portion	168,291,254	176,961,900
Other non-current liabilities	53,770,676	44,082,046

Total non-current liabilities	222,061,930	221,043,946

Total Liabilities	305,249,138	279,343,161

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	266,051,282	278,405,366
Manager	(425,855)	(301,542)
Accumulated other comprehensive loss	(9,688,963)	(5,024,109)

Total Members' Equity	255,936,464	273,079,715

Noncontrolling Interests	67,322,536	68,555,510

Total Equity	323,259,000	341,635,225

Total Liabilities and Equity	$628,508,138	$620,978,386

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenue:
Rental income	$15,034,309	$13,580,106	$45,970,941	$39,624,342
Finance income	3,582,808	3,890,129	11,268,132	7,338,050
Income from investment in joint venture	148,193	123,268	445,396	416,134
Interest and other income	2,945,699	3,189,649	9,220,425	8,188,820
(Loss) gain on settlement of interfund agreement	(1,106,240)	-	1,056,555	-
Gain on sale of leased assets	521,909	-	521,909	-
Loss on assets held for sale	-	-	(297,864)	-

Total revenue	21,126,678	20,783,152	68,185,494	55,567,346

Expenses:
Management fees - Manager	1,074,426	898,974	3,239,542	2,365,826
Administrative expense reimbursements - Manager	659,167	831,947	2,574,101	2,791,970
General and administrative	666,861	1,007,195	2,064,173	2,029,765
Interest	4,145,052	3,065,680	12,684,046	7,572,900
Depreciation and amortization	8,910,794	8,546,647	27,061,087	24,146,023
Impairment loss	-	3,429,316	1,282,568	3,429,316
Loss on financial instruments	201,270	53,931	424,347	73,226

Total expenses	15,657,570	17,833,690	49,329,864	42,409,026

Net income	5,469,108	2,949,462	18,855,630	13,158,320

Less: Net income attributable to noncontrolling interests	2,100,318	256,980	5,769,104	3,681,265

Net income attributable to Fund Twelve	$3,368,790	$2,692,482	$13,086,526	$9,477,055

Net income attributable to Fund Twelve allocable to:
Additional Members	$3,335,103	$2,665,557	$12,955,661	$9,382,284
Manager	33,687	26,925	130,865	94,771

	$3,368,790	$2,692,482	$13,086,526	$9,477,055

Weighted average number of additional shares of
limited liability company interests outstanding	348,650	348,749	348,689	328,813

Net income attributable to Fund Twelve per weighted
average additional share of limited liability company
interests outstanding	$9.57	$7.64	$37.16	$28.53

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
				Accumulated
	Additional Shares of			Other
	Limited Liability Company Interests	Additional Members	Manager	Comprehensive (Loss) Income	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2009	348,709	$278,405,366	$(301,542)	$(5,024,109)	$273,079,715	$68,555,510	$341,635,225

Comprehensive income:
Net income	-	4,508,129	45,537	-	4,553,666	2,113,869	6,667,535
Change in valuation of
derivative instruments	-	-	-	(1,043,025)	(1,043,025)	(36,768)	(1,079,793)
Currency translation adjustment	-	-	-	(621,581)	(621,581)	-	(621,581)
Total comprehensive income					2,889,060	2,077,101	4,966,161
Cash distributions	-	(8,412,614)	(84,976)	-	(8,497,590)	(3,800,206)	(12,297,796)
Investment in joint venture by
noncontrolling interest	-	-	-	-	-	111,987	111,987

Balance, March 31, 2010 (unaudited)	348,709	274,500,881	(340,981)	(6,688,715)	267,471,185	66,944,392	334,415,577

Comprehensive income:
Net income	-	5,112,429	51,641	-	5,164,070	1,554,917	6,718,987
Change in valuation of
derivative instruments	-	-	-	(1,838,355)	(1,838,355)	(21,680)	(1,860,035)
Currency translation adjustment	-	-	-	(870,839)	(870,839)	-	(870,839)
Total comprehensive income					2,454,876	1,533,237	3,988,113
Cash distributions	-	(8,412,615)	(84,976)	-	(8,497,591)	(3,448,829)	(11,946,420)
Shares of limited liability
company interests repurchased	(59)	(47,129)	-	-	(47,129)	-	(47,129)
Investment in joint ventures by
noncontrolling interests	-	(25,720)	(260)	-	(25,980)	2,715,929	2,689,949

Balance, June 30, 2010 (unaudited)	348,650	271,127,846	(374,576)	(9,397,909)	261,355,361	67,744,729	329,100,090

Comprehensive income:
Net income	-	3,335,103	33,687	-	3,368,790	2,100,318	5,469,108
Change in valuation of
derivative instruments	-	-	-	(1,275,714)	(1,275,714)	(23,943)	(1,299,657)
Currency translation adjustment	-	-	-	984,660	984,660	-	984,660
Total comprehensive income					3,077,736	2,076,375	5,154,111
Cash distributions	-	(8,411,667)	(84,966)	-	(8,496,633)	(3,580,948)	(12,077,581)
Investment in joint venture by
noncontrolling interest	-	-	-	-	-	1,082,380	1,082,380

Balance, September 30, 2010 (unaudited)	348,650	$266,051,282	$(425,855)	$(9,688,963)	$255,936,464	$67,322,536	$323,259,000

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2010	2009

Cash flows from operating activities:
Net income	$18,855,630	$13,158,320
Adjustments to reconcile net income to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(26,830,477)	(25,976,664)
Finance income	(11,268,132)	(7,338,050)
Income from investment in joint venture	(445,396)	(416,134)
Depreciation and amortization	27,061,087	24,146,023
Interest expense on non-recourse financing paid directly
to lenders by lessees	4,854,316	6,214,847
Interest expense from amortization of debt financing costs	898,029	705,186
Accretion of seller's credit and other	1,672,819	134,263
Impairment loss	1,282,568	3,429,316
Gain on settlement of interfund agreement	(1,056,555)	-
Gain on sale of leased assets	(521,909)	-
Loss on assets held for sale	297,864	-
Loss on financial instruments	424,347	73,226
Changes in operating assets and liabilities:
Collection of finance leases	22,440,363	13,367,737
Prepaid acquisition fees	658,150	(2,250,000)
Other assets, net	(6,298,377)	(7,759,721)
Accrued expenses and other current liabilities	597,886	(1,125,538)
Deferred revenue	791,642	569,097
Due to/from Manager and affiliates, net	327,663	479,649
Distributions from joint venture	445,396	416,134

Net cash provided by operating activities	34,186,914	17,827,691

Cash flows from investing activities:
Purchase of equipment	(6,748,123)	(61,602,811)
Proceeds from sale of equipment	2,962,240	-
Distributions received from joint venture in excess of profits	591,783	587,588
Restricted cash	(635,243)	(757,037)
Investment in notes receivable	(22,550,000)	(28,739,728)
Repayment of notes receivable	14,870,621	13,661,570

Net cash used in investing activities	(11,508,722)	(76,850,418)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	12,448,656	-
Repayments of non-recourse long-term debt	(9,514,596)	(652,500)
Issuance of additional shares of limited liability company interests,
net of sales and offering expenses	-	66,979,190
Shares of limited liability company interests repurchased	(47,129)	(102,056)
Investment in joint ventures by noncontrolling interests	2,833,114	14,436,203
Distributions to noncontrolling interests	(10,829,983)	(9,641,518)
Cash distributions to members	(25,491,814)	(23,375,836)

Net cash (used in) provided by financing activities	(30,601,752)	47,643,483

Effects of exchange rates on cash and cash equivalents	(12,872)	37,710

Net decrease in cash and cash equivalents	(7,936,432)	(11,341,534)

Cash and cash equivalents, beginning of period	27,075,059	45,408,378

Cash and cash equivalents, end of period	$19,138,627	$34,066,844

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2010	2009

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$5,028,579	$518,604

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest on non-recourse long-term debt
paid directly to lenders by lessees	$26,830,477	$25,976,664

Equipment purchased with non-recourse long-term debt paid directly by lender	$28,450,000	$34,800,000

Equipment purchased with subordinated financing provided by seller	$11,000,000	$27,500,000

Investment in joint venture by noncontrolling interest	$1,051,201	$18,381,998

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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